Exhibit 10.1

AMENDMENT NUMBER ONE

TO

SECURED PROMISSORY NOTE

September 13, 2023

FOR VALUE RECEIVED, Augusta Gold Corp., a Delaware corporation (the “Company”) and Augusta Investments Inc., a British Columbia corporation or its assigns (the “Lender”), hereby enter into this Amendment Number One (the “Amendment”) to that certain Secured Promissory Note of the Company dated September 13, 2022 (the “Note”).

Pursuant to Section 9 of the Note, the parties hereby agree to amend the Note as follows:

1.	Section 1 of the Note is hereby amended and restated in its entirety as follows:

“Principal and Interest. The entire unpaid balance of principal and all accrued and unpaid interest shall be due and payable on the Maturity Date (the “Term”). The “Maturity Date” shall mean that date which is the earlier of (i) first Business Day occurring 30 days after the Lender has provided written notice to the Company demanding payment on the entire unpaid balance of principal and all accrued and unpaid interest thereon; (ii) the date upon which the Company makes payment in full of the entire unpaid balance of principal and all accrued and unpaid interest; and (iii) December 13, 2023. Until the Maturity Date, this Note shall remain outstanding on a month-to-month basis. During the Term, interest on the unpaid principal balance of this Note shall accrue at the Prime Plus Rate (as defined below). Interest will be calculated per each calendar month (pro rated for the portion of the first calendar month in which this Note is issued and for any portion of a month in which the Maturity Date occurs from the beginning of such month through and including the Maturity Date) to be calculated in arrears on the first day of each calendar month for the preceding calendar month or on the Maturity Date (the “Interest Calculation Date”). All computations of interest at the Prime Plus Rate shall be made on the basis of a year of 365 days for the actual number of days elapsed in each calendar month for which interest is being calculated. As used herein, on each Interest Calculation Date, the “Prime Plus Rate” will mean (a) a rate which is three percent (3%) above the annual rate of interest published in The Wall Street Journal as the “Prime Rate (base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks)” on the Interest Calculation Date or if such publication or reference is no longer published, (b) such other comparable interest rate index selected by mutual agreement of the Company and the Lender that is readily available to the public and verifiable by the Company and the Lender but is beyond the control of either party (adjusted from time to time to reflect any changes in such rate determined hereunder) or (c) the maximum rate from time to time permitted by applicable law. Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law.

2.	All notices under this Amendment shall be given pursuant to the provisions of Section 10 of the Note.

3.	This Amendment shall be interpreted in accordance with Section 13 of the Note.

4.	This Amendment shall be governed by and construed under the laws of the State of Delaware. FURTHER, BOTH THE COMPANY AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS AMENDMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date set forth above.

AUGUSTA GOLD CORP.

By:	/s/ Purni Parikh
Name:	Purni Parikh
Title:	SVP, Corporate Affairs

ACKNOWLEDGED AND AGREED, by the Lender as of the date set forth above.

AUGUSTA INVESTMENTS INC.

By:	/s/ Richard Warke
Name: Richard Warke
Title: Director

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